SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005
BRAND INTERMEDIATE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

15450 South Outer Highway 40, #270
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant's telephone number, including area code 636-519-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b)).

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c)).

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Mr. Paul Wood has entered into an employment agreement with Brand Services, Inc. (the "Company") which became effective January 1, 2005 pursuant to which he will serve as its Chief Executive Officer. The employment agreement terminates on December 31, 2007 and provides for an annual salary of not less than $400,000. The employment agreement will automatically extend thereafter for one-year terms unless a written notice to terminate is provided by the Company or Mr. Wood not less 60 days prior to the end of the then-current term. Mr. Woods was given a starting bonus of $50,000 and equity interests in our parent, Brand Holdings, LLC. Mr. Wood is also eligible for a bonus of up to 150% of his base salary. In the event Mr. Wood's employment term is terminated by the Company for cause or terminated by Mr. Wood other than for good reason, he is entitled to his base salary through the date of termination, earned bonus for the prior fiscal year but not yet paid, $50,000, and any unreimbursed business expenses. In the event that Mr. Wood's employment term is terminated by reason of his death or disability or by the Company without cause or by Mr. Wood for good reason, Mr. Wood will be entitled to (i) his base salary through the date of his termination, earned bonus for the prior fiscal year but not yet paid, $50,000, and any unreimbursed business expenses; (ii) continued payment of his base salary through the first anniversary of his termination (the "Severance Period"); (iii) continued coverage under our welfare benefits for up to the end of the Severance Period or such time as Mr. Wood is eligible to receive comparable welfare benefits; and (iv) a pro rated amount of the bonus Mr. Wood would have otherwise received. In the event that Mr. Wood's employment term is terminated by reason of his death or disability or by the Company without cause or by Mr. Wood for good reason, or in connection with a change of control, Mr. Wood will be entitled to sell to the Company his equity interests in the Company. As a part of the amended and restated employment agreement, Mr. Wood has entered into covenants prohibiting him from competing with the Company, working for any of the Company’s competitors or using proprietary information for a 12-month period following the termination of his employment.

A copy of Mr. Wood's employment agreement is attached hereto as Exhibit 10.1.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) John M. Monter has resigned his positions of President and Chief Executive Officer of Brand Intermediate Holdings, Inc., Brand Services, Inc. and Brand Holdings, LLC, effective January 1, 2005. He will continue to work for the Company in a business development role and will continue to serve as Chairman of the Board.

(c) Paul T. Wood, age 44, has been named a director, President and Chief Executive Officer of the Company, effective January 1, 2005. Mr. Wood was previously employed by General Electric for the past fifteen years. During that time Mr. Wood served in a series of functional and general management assignments, and most recently was the General Manager of GE’s Installation and Field Services business, a worldwide provider of installation and maintenance services for the utility, refinery and chemical industries. The terms of Mr. Wood’s employment agreement are described in Item 1.01 above.

Section 9 - Financial Statement and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Employment Agreement

-2-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND INTERMEDIATE HOLDINGS, INC.

Date: January 6, 2005	By: /s/ Jeffrey W. Peterson
Jeffrey W. Peterson, Chief Financial Officer and
Vice President, Finance

-3-